Exhibit 10.47

THIRD AMENDMENT TO THE
RESTATED PARK PLACE ENTERTAINMENT CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Caesars Entertainment, Inc. (formerly named Park Place Entertainment Corporation) maintained the Park Place Entertainment Corporation Executive Deferred Compensation Plan (the “Plan”), which was most recently amended and restated effective as of January 1, 2002;

WHEREAS, effective as of June 13, 2005, Caesars Entertainment, Inc. was merged with and into Harrah’s Operating Company, Inc., a Delaware corporation (“Harrah’s Operating”) and a wholly-owned subsidiary of Harrah’s Entertainment, Inc., a Delaware corporation (“Harrah’s”);

WHEREAS, effective as of June 13, 2005, the Plan was amended to provide that Harrah’s shall have authority to amend the Plan;

WHEREAS, Harrah’s maintains the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II (the “Harrah’s Plan”) for the eligible employees of Harrah’s and its subsidiaries;

WHEREAS, Harrah’s Operating now wishes to amend the Plan to provide that compensation earned during 2005 by a Participant (as defined in the Plan) for any payroll period commencing before July 1, 2005, and deferred by such Participant under the Plan, and credited to such Participant’s Deferral Account under the Plan, will be transferred from the Plan to the Harrah’s Plan, effective as of August 1, 2006, and will be subject to the terms and conditions of the Harrah’s Plan;

WHEREAS, Harrah’s Operating further wishes to amend the Plan to provide that matching contributions with respect to compensation earned during 2005 by a Participant (as defined in the Plan) for any payroll period commending before July 1, 2005, and credited to such Participant’s Company Contribution Account under the Plan, will be transferred from such Participant’s Company Contribution Account under the Plan to an account under the Harrah’s Plan, effective as of August 1, 2006, and will be subject to the terms and conditions of the Harrah’s Plan;

WHEREAS, Harrah’s Operating further wishes to amend the Plan to provide that any unvested amounts credited to a Participant’s Company Contribution Account under the Plan, determined as of December 31, 2004, will be transferred from such Participant’s Company Contribution Account under the Plan to an account under the Harrah’s Plan, effective as of August 1, 2006, and will be subject to the terms and conditions of the Harrah’s Plan;

WHEREAS, the amounts to be transferred from a Participant’s accounts under the Plan comprise the deferred compensation amounts that are subject to Section 409A of the Code, and the Harrah’s Plan is intended to satisfy the requirements of Sections 409A(a)(2), (3) and (4)

of the Code with respect to the deferred compensation amounts transferred from the Plan and credited to accounts under the Harrah’s Plan; and

WHEREAS, Section 10.5 of the Plan provides that Harrah’s may amend the Plan, subject to certain limitations.

NOW, THEREFORE, the Plan is hereby amended, effective as of August 1, 2006, as follows:

AMENDMENT

1.                                       Article IV of the Plan is hereby amended to add new Section 4.3 at the end thereof:

4.3          Transfers to the Harrah’s Plan.

(a)           (1)           Amounts to be Transferred.  Effective as of August 1, 2006 (the “Transfer Date”), in the case of a “Caesars Participant” (as defined in the Harrah’s Plan), the amounts credited to such Caesars Participant’s Accounts that are described in this Section 4.3 shall be transferred from such Accounts to such Caesars Participant’s “Transferred Caesars Deferral Account” (as defined in the Harrah’s Plan) and “Transferred Caesars Company Contribution Account” (as defined in the Harrah’s Plan), as provided in subsections (b), (c), (d) and (e).  The amounts described in this Section 4.3 include compensation deferred by such Caesars Participant under the Plan during 2005, and matching contribution credits under the Plan related thereto, and amounts credited to such Caesars Participant’s Accounts under the Plan as of December 31, 2004 that were not earned and vested as of December 31, 2004, in each case as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan.  The amounts transferred pursuant to Section 4.3 shall be debited from such Caesars Participant’s Accounts under the Plan, and shall be credited to such Caesars Participant’s “Transferred Caesars Deferral Account” and “Transferred Caesars Company Contribution Account,” as applicable, effective as of the Transfer Date.

(2)           Grandfathered Amounts.  The amounts credited to such Caesars Participant’s Accounts as of December 31, 2004 that were earned and vested as of December 31, 2004, as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan, are not subject to Section 409A of the Code, and such amounts shall not be transferred from such Caesars Participant’s Accounts under the Plan.

(b)           Caesars Base Compensation Deferral Contributions.  The Caesars Participant’s Base Compensation (as defined in the Plan) deferred by such Caesars Participant for any payroll period of such Caesars Participant commencing on or after January 1, 2005 and commencing before July 1, 2005 in accordance with Section 3.1(a) of the Plan, as adjusted for any earnings credited thereto and any losses debited therefrom under the Plan, shall be transferred from such Caesars Participant’s Deferral Account to such Caesars Participant’s “Transferred Caesars Deferral Account,” effective as of the Transfer Date.

(c)           Caesars Bonus Deferral Contributions.  The Caesars Participant’s Bonus Compensation (as defined in the Plan) otherwise payable on or after January 1, 2005 and before July 1, 2005 and deferred by such Caesars Participant in accordance with Section 3.2(a) of the Plan, as adjusted for any earnings credited thereto and any losses debited therefrom under the Plan, shall be transferred from such Caesars Participant’s Deferral Account to such Caesars Participant’s “Transferred Caesars Deferral Account,” effective as of the Transfer Date.

(d)           Caesars Matching Contributions.  The Caesars Participant’s Base Compensation Company Contribution Amount (as defined in the Plan) for any payroll period for such Caesars Participant commencing on or after January 1, 2005 and commencing before July 1, 2005, determined in accordance with Section 4.2(b) of the Plan, as adjusted for any earnings credited thereto and any losses debited therefrom under the Plan, and a Caesars Participant’s Bonus Compensation Company Contribution Amount (as defined in the Plan) with respect to such Caesars Participant’s Bonus Compensation (as defined in the Plan) otherwise payable after January 1, 2005 and deferred under the Plan, determined in accordance with Section 4.2(c) of the Plan, as adjusted for any earnings credited thereto and any losses debited therefrom under the Plan, shall be transferred from such Caesars Participant’s Company Contribution Account to such Caesars Participant’s “Transferred Caesars Company Contribution Account,” effective as of the Transfer Date.

(e)           Non-Grandfathered Company Contribution Account Balances.  The portion of the amount credited to the Caesars Participant’s Company Contribution Account, determined as of December 31, 2004, that was not earned and vested for purposes of Section 409A of the Code, as of December 31, 2004, adjusted for any earnings credited thereto and losses debited therefrom under the Plan, shall be transferred from such Caesars Participant’s Company Contribution Account to such Caesars Participant’s “Transferred Caesars Company Contribution Account,” effective as of the Transfer Date.

2.             Except as herein amended, the Plan shall continue in full force and effect in accordance with the terms and conditions thereof.

This Third Amendment to the Plan is hereby executed by a duly authorized officer of Harrah’s Entertainment, Inc., effective as of August 1, 2006.

HARRAH’S ENTERTAINMENT, INC.

By:

Its:

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